SUB-ITEM 77Q1(d)
CLEARBRIDGE ENERGY MLP FUND INC. (The "Fund")
Below, please find the descriptions of the securities offered by the Fund on January 8, 2015 and June 11,
2015.





 Authorization of Mandatory Redeemable Preferred Shares on
January 8, 2015.

The Fund has authorized the creation, issuance and sale of shares of two new series of Preferred Stock (as defined in the Fund's charter) classified and designated as (i) "Series A Mandatory Redeemable Preferred Stock" (the "Series A MRP Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 190 Series A MRP Shares; provided that in no event shall the aggregate purchase price of the Series A MRP Shares exceed $19,000,000 and
(ii) "Series B Mandatory Redeemable Preferred Stock" (the "Series B MRP Shares," together with the Series A MRP Shares, the "MRP Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 230 Series B MRP Shares; provided that in no event shall the aggregate purchase price of the Series B MRP Shares exceed $23,000,000. The MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the "Articles Supplementary") describing the MRP Shares in the form attached to Form N-SARS as Sub-Item 77Q1(a).

The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common Stock or of any other class of shares of capital stock of the Fund ranking junior to the Preferred Stock.


Please also refer to Sub-Item 77Q1(a) of this Form N-SARS.

Authorization of Mandatory Redeemable Preferred Shares on June
11, 2015.

The Fund has authorized the creation, issuance, reclassification and sale of new common stock as shares of three new series of Preferred Stock (as defined in the Fund's charter) classified and designated as (i) "Series E Mandatory Redeemable Preferred Stock" (the "Series E MRP Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 190 Series E MRP Shares; provided that in no event shall the aggregate purchase price of the Series E MRP Shares exceed $19,000,000, (ii) "Series F Mandatory Redeemable Preferred Stock" (the "Series F MRP Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 300 Series F MRP Shares; provided that in no event shall the aggregate purchase price of the Series F MRP Shares exceed $30,000,000 and (iii) "Series G Mandatory Redeemable Preferred Stock" (the "Series G MRP Shares", together with the Series E MRP Shares and Series F MRP Shares, the "MRP Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 300 Series G MRP Shares; provided that in no event shall the aggregate purchase price of the Series G MRP Shares exceed $30,000,000. The MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the "Articles Supplementary") describing the MRP Shares in the form attached to Form N-SARS as Sub-Item 77Q1(a).

The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common Stock or of any other class of shares of capital stock of the Fund ranking junior to the Preferred Stock.


Please also refer to Sub-Item 77Q1(a) of this Form N-SARS.

Authorization of Mandatory Redeemable Preferred Shares on June
11, 2015.

The Fund has authorized the creation, issuance, reclassification and sale of new common stock as shares of two new series of Preferred Stock (as defined in the Fund's charter) classified and designated as (i) "Series C Mandatory Redeemable Preferred Stock" (the "Series C MRP Shares"), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 210 Series C MRP Shares; provided that in no event shall the aggregate purchase price of the Series C MRP Shares exceed $21,000,000 and (ii) "Series D Mandatory Redeemable Preferred Stock" (the "Series D MRP Shares," together with the Series C MRP Shares,the "Original MRP Shares," such terms to include any such Original MRP Shares issued in substitute thereto pursuant to Section 13), $.001 par value per share, with a liquidation preference of $100,000 per share and consisting of 580 Series D MRP Shares; provided that in no event shall the aggregate purchase price of the Series D MRP Shares exceed $58,000,000. The MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the "Articles Supplementary") describing the MRP Shares in the form attached to Form N-SARS as Sub-Item 77Q1(a).

The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common Stock or of any other class of shares of capital stock of the Fund ranking junior to the Preferred Stock.


Please also refer to Sub-Item 77Q1(a) of this Form N-SARS.


Authorization of Issue of Private Shelf MRP Shares on June 11,
2015

If mutually agreed between the Fund and Prudential Investment Management, Inc. from time to time, the Fund will authorize the creation, issuance, reclassification and sale of new common stock as shares of additional new series of Preferred Stock (the "Shelf MRP Shares," such term to include any such Shelf MRP Shares issued in substitution thereof pursuant to Section 13) with a liquidation preference $100,000 per share and to consist of no more than 460 shares; provided that in no event shall the aggregate purchase price of the Shelf MRP Shares exceed $46,000,000, to be dated the date of issue thereof, to have a term redemption date, in the case of each Shelf MRP Share so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf MRP Share so issued, of no more than 12 years after the date of original issuance thereof, with a dividend rate from the date thereof at the rate per annum and to pay dividends on a quarterly basis, and to have such other particular terms, as shall be set forth, in the case of each Shelf MRP Share so issued, in the Confirmation of Acceptance with respect to such MRP Share delivered pursuant to Section 2.2(f) of the Securities Purchase and Private Shelf Agreement. The terms "MRP Share" and "MRP Shares" as used herein shall include each Series C MRP Share, Series D MRP Share and each Shelf MRP Share delivered pursuant to any provision of this Agreement and each MRP Share delivered in substitution or exchange for any such MRP Share pursuant to any such provision. MRP Shares which have (i) the same term redemption date, (ii) the same dividend rate, (iii) the same quarterly dividend dates and (iv) the same date of issuance (which, in the case of a MRP Share issued in exchange for another MRP Share, shall be deemed for these purposes the date on which such MRP Share's ultimate predecessor MRP Share was issued), are herein called a "Series" of MRP Shares.